EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “10-K Report”) that to his knowledge:
      (1) the 10-K Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      (2) the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2005	/s/ Robert J. Keegan

Robert J. Keegan, President and Chief Executive Officer of The Goodyear Tire & Rubber Company

Dated: March 16, 2005	/s/ Richard J. Kramer

Richard J. Kramer, Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company